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As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-13550

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Deutsche Telekom AG
(Exact name of Registrant as Specified in its Charter)

Federal Republic of Germany
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification Number)

Friedrich-Ebert-Allee 140
53113 Bonn
Germany
+49 228 181 0
(Address and Telephone Number of Registrant's Principal Executive Offices)

Deutsche Telekom, Inc.
ATTN: Klaus-Peter Statz
Executive Vice President and Treasurer
600 Lexington Avenue
17th Floor
New York, New York 10022
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

Robert P. Davis, Esq.
David Lopez, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
(212) 225-2000 (tel)
(212) 225-3999 (fax)

Approximate date of commencement of proposed sale to the public:
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box	☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐
If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        This Post-Effective Amendment No. 1 is being filed to include exhibits in Part II only.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Number		Description of Exhibit
2.1	*	Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG (incorporated herein by reference to Exhibit 2.2 to Deutsche Telekom AG's Registration Statement on Form F-4 (Reg. No. 333-47306) filed with the Securities and Commission on October 4, 2000, as amended through February 9, 2001).
2.2	*
Amendment No.1, dated as of April 13, 2001, to the Merger Agreement among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG (incorporated herein by reference to Exhibit 11 to Deutsche Telekom AG's Amendment No.3 to Schedule 13D in respect of Powertel, Inc. common stock filed on May 1, 2001).
4.1	*	Warrant Agreement dated as of February 7, 1996, between Powertel, Inc. (f.k.a. InterCel, Inc.) and Bankers Trust Company, as Warrant Agent.
4.2	*
Deposit Agreement among Deutsche Telekom AG, Citibank, N.A. as Depositary and the owners and beneficial owners from time to time of American Depositary Receipts evidencing American Depositary Shares representing Shares of Deutsche Telekom AG (incorporated by reference to Exhibit (a) to Deutsche Telekom AG's Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on October 21, 1996).
4.3	*
Amendment to Deposit Agreement (incorporated herein by reference to Exhibit (a)(ii) to Amendment No. 1 to the Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on August 10, 1998).
4.4	*
Amendment to Deposit Agreement (incorporated herein by reference to Exhibit (a)(i) to Amendment No. 2 to the Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on December 27, 1999).
4.5	*	Amended Articles of Association (Satzung) of Deutsche Telekom AG
5.1	*	Opinion of Dr. Manfred Balz, General Counsel to Deutsche Telekom AG, as to the validity of the securities being registered.
10.1
Current Form of Management Board Service Agreement Relating to 2003 Salary and Bonus Compensation (incorporated by reference to Exhibit 10.1 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.2
Schedule 1 to Exhibit 10.1 — Individual Deviations from Form of Management Board Services Agreement (incorporated by reference to Exhibit 10.2 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.3
Current Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.3 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)

10.4
Schedule 1 to Exhibit 10.3 — Individual Deviations from Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.4 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, for portions of which confidential treatment was requested)
10.5
Deutsche Telekom AG Stock Option Plan 2001 — Tranche 2001 (incorporated by reference to Exhibit 4.2 of Deutsche Telekom's registration statement on Form S-8 (Reg. No. 333-106591), filed with the Commission on June 27, 2003)
20.1	*	Warrant Notice with Subscription and Election Forms to be sent to Powertel Warrantholders.
23.1	*	Consent of PWC Deutsche Revision.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Arthur Andersen LLP.
23.4	*	Consent of Dr. Manfred Balz (included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).
24.1	*	Power of Attorney (included in the signature page of this Registration Statement).
99.1	*
Pages F-1-F-30 of VoiceStream Wireless Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.000-29667), filed on March 23, 2001 (incorporated herein by reference to VoiceStream Wireless Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.000-29667), filed on March 23, 2001).
99.2	*
Pages 3-16 of VoiceStream Wireless Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No.000-29667), filed on May 15, 2001 (incorporated herein by reference to VoiceStream Wireless Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No.000-29667), filed on May 15, 2001).
99.3	*
Pages F-1-F-22 of Powertel, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.0-23102), filed on March 22, 2001 (incorporated herein by reference to Powertel, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.0-23102), filed on March 22, 2001).
99.4	*
Pages 3-6 of Powertel, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No.0-23102), filed on May 11, 2001 (incorporated herein by reference to Powertel, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No.0-23102), filed on May 11, 2001).

*
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonn, Germany, on January 20, 2005.

DEUTSCHE TELEKOM AG
By:	/s/ KARL-GERHARD EICK Name: Dr. Karl-Gerhard Eick Title: Deputy Chairman of the Management Board Finance and Controlling

        Know all persons by these present that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2005.

Signatures	Capacity

/s/ KAI-UWE RICKE Kai-Uwe Ricke	Chairman of the Management Board
/s/ KARL-GERHARD EICK Dr. Karl-Gerhard Eick	Deputy Chairman of the Management Board Finance and Controlling
/s/ WALTER RAIZNER Walter Raizner	Member of the Management Board
/s/ HEINZ KLINKHAMMER Dr. Heinz Klinkhammer	Member of the Management Board
/s/ RENÉ OBERMANN René Obermann	Member of the Management Board
/s/ KONRAD F. REISS Konrad F. Reiss	Member of the Management Board

SIGNATURE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the registration statement or amendment, solely in the capacity of the duly authorized representative of Deutsche Telekom AG in the United States, in New York on January 20, 2005.

DEUTSCHE TELEKOM, INC.
By:	/S/ KLAUS-PETER STATZ
	Name:	Klaus-Peter Statz
	Title:	Executive Vice President and Treasurer

EXHIBIT INDEX

Number		Description of Exhibit	Page Number
2.1	*	Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001, among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG (incorporated herein by reference to Exhibit 2.2 to Deutsche Telekom AG's Registration Statement on Form F-4 (Reg. No. 333-47306) filed with the Securities and Commission on October 4, 2000, as amended through February 9, 2001).
2.2	*
Amendment No.1, dated as of April 13, 2001, to the Merger Agreement among Deutsche Telekom AG, Powertel, Inc. and a Delaware corporation formed by Deutsche Telekom AG (incorporated herein by reference to Exhibit 11 to Deutsche Telekom AG's Amendment No.3 to Schedule 13D in respect of Powertel, Inc. common stock filed on May 1, 2001).
4.1	*	Warrant Agreement dated as of February 7, 1996, between Powertel, Inc. (f.k.a. InterCel, Inc.) and Bankers Trust Company, as Warrant Agent.
4.2	*
Deposit Agreement among Deutsche Telekom AG, Citibank, N.A. as Depositary and the owners and beneficial owners from time to time of American Depositary Receipts evidencing American Depositary Shares representing Shares of Deutsche Telekom AG (incorporated by reference to Exhibit (a) to Deutsche Telekom AG's Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on October 21, 1996).
4.3	*
Amendment to Deposit Agreement (incorporated herein by reference to Exhibit (a)(ii) to Amendment No. 1 to the Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on August 10, 1998).
4.4	*
Amendment to Deposit Agreement (incorporated herein by reference to Exhibit (a)(i) to Amendment No. 2 to the Registration Statement on Form F-6 (Reg. No. 333-05724), filed with the Securities and Exchange Commission on December 27, 1999).
4.5	*	Amended Articles of Association (Satzung) of Deutsche Telekom AG
5.1	*	Opinion of Dr. Manfred Balz, General Counsel to Deutsche Telekom AG, as to the validity of the securities being registered.
10.1
Current Form of Management Board Service Agreement Relating to 2003 Salary and Bonus Compensation (incorporated by reference to Exhibit 10.1 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, 2005)
10.2
Schedule 1 to Exhibit 10.1 — Individual Deviations from Form of Management Board Services Agreement (incorporated by reference to Exhibit 10.2 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004)
10.3
Current Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.3 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004

10.4
Schedule 1 to Exhibit 10.3 — Individual Deviations from Form of Post-Contractual Non-Compete Agreement (incorporated by reference to Exhibit 10.4 of Deutsche Telekom's registration statement on Form F-3 (Registration Number 333-118932), filed with the Commission on September 13, 2004, 2005, for portions of which confidential treatment was requested)
10.5
Deutsche Telekom AG Stock Option Plan 2001 — Tranche 2001 (incorporated by reference to Exhibit 4.2 of Deutsche Telekom's registration statement on Form S-8 (Reg. No. 333-106591), filed with the Commission on June 27, 2003)
20.1	*	Warrant Notice with Subscription and Election Forms to be sent to Powertel Warrantholders.
23.1	*	Consent of PWC Deutsche Revision.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Arthur Andersen LLP.
23.4	*	Consent of Dr. Manfred Balz (included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).
24.1	*	Power of Attorney (included in the signature page of this Registration Statement).
99.1	*
Pages F-1-F-30 of VoiceStream Wireless Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.000-29667), filed on March 23, 2001 (incorporated herein by reference to VoiceStream Wireless Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.000-29667), filed on March 23, 2001).
99.2	*
Pages 3-16 of VoiceStream Wireless Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No.000-29667), filed on May 15, 2001 (incorporated herein by reference to VoiceStream Wireless Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No.000-29667), filed on May 15, 2001).
99.3	*
Pages F-1-F-22 of Powertel, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.0-23102), filed on March 22, 2001 (incorporated herein by reference to Powertel, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No.0-23102), filed on March 22, 2001).
99.4	*
Pages 3-6 of Powertel, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No.0-23102), filed on May 11, 2001 (incorporated herein by reference to Powertel, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No.0-23102), filed on May 11, 2001).

*
Previously filed

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURE
EXHIBIT INDEX